Exhibit 10.2

MASTER ASSIGNMENT, ASSUMPTION AND AMENDMENT DEED

TO CHANGE IN CONTROL ARRANGEMENTS

April 1, 2020

This Master Assignment, Assumption and Amendment Deed relating to the Aon plc Amended and Restated Change in Control Plan, as amended, and the Aon plc Amended and Restated Senior Executive Combined Severance and Change in Control Plan (the “Change in Control Arrangements”), is made by Aon plc (incorporated in Ireland with registered number 604607) whose registered office is at Metropolitan Building, James Joyce Street, Dublin 1, Ireland D01 K0Y8 (“Aon Ireland”) to be effective as set forth below.

RECITALS

WHEREAS, the Change in Control Arrangements are currently sponsored by Aon plc (incorporated in England with registered number 07876075) (“Aon UK”);

WHEREAS, the board of directors and the shareholders of Aon UK have approved the Scheme of Arrangement (the “Scheme”), between Aon UK and the Holders of its Scheme Shares, following which the Scheme was sanctioned by the High Court of Justice in England and Wales;

WHEREAS, the Scheme has become effective;

WHEREAS, in connection with the Scheme, Aon UK was reorganized and became a wholly-owned subsidiary of Aon Ireland and each issued and outstanding Class A ordinary share of Aon UK was cancelled and Aon UK shareholders received one Class A ordinary share of Aon Ireland (“Aon Ireland Ordinary Share”) for each Class A ordinary share of Aon UK so cancelled (the “Aon UK Share Cancellation”) (such transactions, the “Reorganization”);

WHEREAS, in connection with the Aon UK Share Cancellation, each outstanding equity award relating to Class A ordinary shares of Aon UK, and any other right to purchase or receive, or receive benefits or amounts based on, Class A ordinary shares of Aon UK was converted to a right to purchase or receive, or receive benefits or amounts based on, as applicable, one Aon Ireland Ordinary Share for each Class A ordinary share of Aon UK underlying or relating to such award or right as of the Scheme becoming effective (the “Effective Time”);

WHEREAS, as of the Effective Time, certain specified compensation plans, trusts, agreements, programs or arrangements of Aon UK shall be assumed and adopted by Aon Ireland;

WHEREAS, the Change in Control Arrangements constitute such compensation plans or arrangements;

WHEREAS, in connection with the Scheme, Aon UK proposes to assign to Aon Ireland, and Aon Ireland proposes to adopt and assume, the Change in Control Arrangements and all of Aon UK’s rights and obligations under each Change in Control Arrangement (the “Assumption”);

WHEREAS, in connection with the Scheme, Aon UK desires to amend the Change in Control Arrangements to: (i) provide for the appropriate substitution of Aon Ireland in place of Aon UK, (ii) provide, for the avoidance of any doubt, that the Reorganization does not constitute a change-in-control under the terms of any such arrangement, (iii) provide for the appropriate substitution of Aon Ireland Ordinary Shares in place of ordinary shares of Aon UK and, as necessary or appropriate, to reflect the issuance of Aon Ireland Ordinary Shares or rights over Aon Ireland Ordinary Shares (rather than ordinary shares of Aon UK or rights over such shares) and the conversion of ordinary shares of Aon UK to Aon Ireland Ordinary Shares, and (iv) comply with applicable Irish, English or U.S. corporate or tax law requirements, and to make any other conforming or clarifying changes as may be necessary or appropriate;

WHEREAS, the Board of Directors of Aon UK has determined it is advisable and in the best interests of Aon UK and its shareholders to amend the Change in Control Arrangements to reflect the Reorganization and as set forth below; and

WHEREAS, Aon Ireland and Aon UK desire to enter into this Master Assignment, Assumption and Amendment Deed to Change in Control Arrangements to reflect the assignment by Aon UK to Aon Ireland and Aon Ireland’s assumption and adoption of all of Aon UK’s rights and obligations under the Change in Control Arrangements and to amend the Change in Control Arrangements to facilitate the Assumption and as may be consistent with the provisions of the Scheme.

NOW THIS DEED WITNESSES AS FOLLOWS:

A.       Aon Ireland hereby declares, undertakes and agrees for the benefit of each participant in the Change in Control Arrangements that, with effect from the Effective Time, it shall:

1.       accept assignment of and assume the Change in Control Arrangements from Aon UK;

2.       undertake and discharge all of the rights and obligations relating to sponsorship of the Change in Control Arrangements which have been undertaken and were to be discharged by Aon UK prior to the Effective Time;

3.       exercise all of the powers of the plan sponsor relating to the Change in Control Arrangements which were exercised by Aon UK prior to the Effective Time; and

4.       be bound by the terms of the Change in Control Arrangements so that Aon Ireland will be bound by the requirements, without limitation, that any payments or benefits that have been paid or are payable to any participants in the Change in Control Arrangements shall be subject to the same terms and conditions of the applicable Change in Control Arrangement as in effect immediately prior to the Effective Time, save for such changes as are necessary to effectuate and reflect the Assumption, and all outstanding awards or other benefits which have been made under the Change in Control Arrangements shall remain outstanding pursuant to the terms set forth herein.

B.       In consideration of the premises and mutual covenants and agreements herein contained, the Change in Control Arrangements are hereby amended, effective as of April 1, 2020, by Aon UK’s authorized officers as follows:

1.       all references in the Change in Control Arrangements to Aon UK or its predecessors are hereby amended to be references to Aon Ireland, except where the context dictates otherwise;

2.       all references to the board of directors (or relevant committee of the board of directors) in the Change in Control Arrangements shall henceforth be taken to be references to the board of directors of Aon Ireland (or relevant committee of the board of directors of Aon Ireland), except where the context dictates otherwise;

3.       all references to ordinary shares of Aon UK or rights to ordinary shares of Aon UK (or rights to receive benefits or other amounts by reference to those shares) are hereby amended to be references to Aon Ireland Ordinary Shares (or rights to receive benefits or other amounts by reference to Aon Ireland Ordinary Shares determined in accordance with the terms of the applicable Change in Control Arrangement), except where the context dictates otherwise; and

4.       each Change in Control Arrangement is hereby amended to provide, for the avoidance of any doubt, that the Reorganization and any related transactions pursuant to the Scheme shall not constitute a change in control under the Change in Control Arrangement.

C.       This Assignment, Assumption and Amendment Deed shall be governed by and construed in accordance with the laws of Ireland.

IN WITNESS WHEREOF, this Master Assignment, Assumption and Amendment Deed has been executed and delivered by each of the parties on the date first written above.

[Signature Page Follows.]

GIVEN UNDER THE COMMON SEAL OF

Aon plc (Ireland)	/s/ Molly Johnson

Duly Authorized

in the presence of: Witness: Signature: /s/ Elizabeth Moore Address: Occupation Attorney

EXECUTED AND DELIVERED AS

A DEED BY

Aon plc acting by	/s/ Molly Johnson

Duly Authorized

in the presence of:

Witness:

Signature: /s/ Elizabeth Moore

Address:

Occupation Attorney

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